EXHIBIT 23.1b


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Southern Arizona Community Bank
Tucson, Arizona

We hereby consent to the use in the Prospectus constituting a part of Amendment No. 2 to the Registration Statement on Form S-4 of Sun Community Bancorp Limited of our report dated January 29, 2001 relating to the financial statements of Southern Arizona Community Bank which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
September 21, 2001